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                                                                   EXHIBIT 99.3

                               OFFER TO EXCHANGE

                         6.95% EXCHANGE NOTES DUE 2005
                     FOR OUTSTANDING 6.95% NOTES DUE 2005

                         7.15% EXCHANGE NOTES DUE 2007
                     FOR OUTSTANDING 7.15% NOTES DUE 2007

                         7.70% EXCHANGE NOTES DUE 2028
                     FOR OUTSTANDING 7.70% NOTES DUE 2028

                                      OF

                      SECURITY CAPITAL GROUP INCORPORATED

               PURSUANT TO THE PROSPECTUS DATED           , 1998


 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
 CITY TIME, ON          , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  Security Capital Group Incorporated ("Security Capital") is offering, upon the terms and subject to the conditions set forth in the enclosed Prospectus,
dated           , 1998 (the "Prospectus"), and the enclosed Letter of
Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 6.95% Exchange Notes due 2005 (the "New 2005 Notes") for its outstanding 6.95% Notes due 2005 (the "Old 2005 Notes"), its 7.15% Exchange Notes due 2007 (the "New 2007 Notes") for its outstanding 7.15% Notes due 2007 (the "Old 2007 Notes") and its 7.70% Exchange Notes due 2028 (the "New 2028 Notes") and, together with the New 2005 Notes and the New 2007 Notes, the "New Notes") for its outstanding 7.70% Notes due 2028 (the "Old 2028 Notes" and, together with the Old 2005 Notes and the Old 2007 Notes, the "Old Notes").

  Security Capital is requesting that you contact your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee regarding the Exchange Offer. For your information and for forwarding to those clients, enclosed are the following documents:

    1. The Prospectus dated          , 1998;

    2. The Letter of Transmittal;

    3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

    4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the procedures for book entry transfer cannot be completed before the Expiration Date; and

    5. A form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with a form provided for obtaining those clients' instructions with regard to the Exchange Offer.

  Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m. New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To validly tender Old Notes in the Exchange Offer, the registered holder must tender those Old Notes pursuant to the procedures for book-entry transfer described in the Prospectus under "The Exchange Offer--Procedures for Tendering Old Notes" and "--Book-Entry Transfer" and in the Letter of Transmittal.

  If a registered holder wishes to tender those Old Notes and the procedures for book-entry transfer cannot be completed before the Expiration Date, a tender may be effected if that holder follows the guaranteed delivery
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procedures described in the Prospectus under "The Exchange Offer--Guaranteed
Delivery Procedures" and in the Letter of Transmittal.

  Security Capital will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. Security Capital will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  Questions and requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal or Notices of Guaranteed Delivery may be directed to State Street Bank and Trust Company (the "Exchange Agent") at
              .

                                          Very truly yours,

                                          Security Capital Group Incorporated

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF SECURITY CAPITAL OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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